UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2021 (February 25, 2021)

Gadsden Properties, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-11635	59-2058100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8800 Village Drive, Suite 202, San Antonio, TX	78217
(Address of principal executive offices)	(Zip Code)

480-530-3495

(Registrant’s telephone number, including area code)

15150 North Hayden Road, Suite 235, Scottsdale, AZ 85260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K/A is being filed to correct Current Report on Form 8-K filed by us on March 3, 2021, which inadvertently omitted a signature on the signature page to such report. The purpose of this Amendment No. 1 is to add such signature. No other changes have been made to the original report.

Item 1.03: Bankruptcy or Receivership

On February 25, 2021, Fremont Hills Development Corporation (“FHDC” or “Debtor”), a wholly-owned subsidiary of Gadsden Properties Inc. (the “Company”), filed a voluntary petition (the “Bankruptcy Petition” or the “current case”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”), Case# 5:2021bk50240. FHDC is the principal operating subsidiary of the Company and owns the principal asset of the Company: a mixed-use development known as Mission Hills Square (the “Mission Hills Property”) that is located in Fremont, California in the foothills of the San Francisco Bay Area along Highway 680. The Mission Hills Property is planned to offer 158 residential apartment units and more than 53,900 square feet of commercial retail space.

FHDC had filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code on October 9, 2020 (the “prior case”). The automatic stay in the prior case terminated on January 9, 2021 and the prior case was dismissed by the Bankruptcy Court on February 16, 2021. A foreclosure sale for the Mission Hills Property was scheduled to be held on February 26, 2021 by 2501 Cormack, LLC, the holder of the first mortgage on the Mission Hills Property (the “Secured Creditor”). During period of the prior case, FHDC and the Company worked on a plan of reorganization, including a review of multiple options for the Mission Hills Property such as refinancing the secured loan, a new money loan to complete construction on the project, a sale of the Mission Hills Property, and other strategic alternatives.

The Secured Creditor filed an Emergency Motion to Dismiss the Bankruptcy Petition arguing, among other matters, that FHDC’s “primary purpose” for filing the Bankruptcy Petition was “…to circumvent or otherwise collaterally attack the dismissal order in the [prior] case. That can never be anything other than an abuse of the chapter 11 process and blatant, overt misconduct.” A hearing on this motion by the Bankruptcy Court was held on February 26, 2021.

The Company believes that FHDC adequately responded to the Secured Creditor’s motion. FHDC has requested the Bankruptcy Court dismiss the Secured Creditor’s motion on the condition that FHDC provide adequate protection payments of $100,000 per month and that FHDC provide a Plan of Reorganization within 30 days. The Company believes on the basis of a July 2019 appraisal that was provided by FHDC to the Bankruptcy Court, that the value of the Mission Hills Property is greater than the amount owed to the Secured Creditor and that a foreclosure sale is not in the best interests of the other creditors.

A subsequent hearing was scheduled by the Bankruptcy Court for March 16, 2021. The Secured Creditor may file an amendment to its motion by March 5, 2021 and FHDC may respond to such amended motion by March 12, 2021.

The foregoing is a summary of the arguments that were made by the parties in documents that were submitted to the Bankruptcy Court by the Secured Party and FHDC and are qualified in their entirety by reference to the full text of such documents. A copy of the documents that were submitted by the Secured Creditor to the Bankruptcy Court related to the Secured Creditor’s motion are attached as an exhibit to this filing and are incorporated in this Item by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description of Exhibit

99.1	Emergency Motion to Dismiss Bankruptcy Case by Attorneys for the Secured Creditor
99.2	Declaration of Paul Rahimian In Support of Emergency Motion to Dismiss Bankruptcy Case
99.3	Ex Parte Application for Order Shortening Time for Service and Hearing On Emergency Motion to Dismiss Bankruptcy Case by Attorneys for the Secured Creditor
99.4	Declaration of Ori Katz In Support of Ex Parte Application for Order Shortening Time for Service and Hearing On Emergency Motion to Dismiss Bankruptcy Case

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2021

GADSDEN PROPERTIES, INC.

By:	/s/ BJ Parrish
BJ Parrish Chief Executive Officer